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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
                                     1934.


                DATE OF REPORT                  OCTOBER 8, 1998


                        SBA COMMUNICATIONS CORPORATION
                        ------------------------------
            (Exact name of registrant as specified in its charter)


           Florida                       333-50219              65-0716501
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  (State or other jurisdiction of   Commission File Number   (I.R.S. Employer
   incorporation or organization)                           Identification No.)


     One Town Center Road, Boca Raton, Florida                 33486
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      (Address of principal executive offices)               (Zip code)


                                 (561) 995-7670
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             (Registrant's telephone number, including area code)
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Item 2    Acquisition or Disposition of Assets

          On October 8, 1998, SBA Towers Louisiana, Inc., a Louisiana Corporation and a wholly owned subsidiary of the registrant, consummated a stock purchase of Caddo Tower Company, Inc., a Louisiana corporation. The aggregate purchase price was $4.9 million and was funded from cash on hand. The transaction was negotiated at arms-length. Significant assets of the company acquired on the date of closing consisted of nine telecommunications towers, which are currently being leased to third party wireless communication providers. On the date of closing, Caddo Tower Company, Inc. did not have any significant liabilities.

          The registrant intends to integrate these towers into its rental tower business by continuing to lease space on these towers to third party wireless communication providers. The towers are located in Louisiana.


Item 7.  Financial Statements and Exhibits

               (c)  Exhibits

                         2.1 Stock Purchase Agreement dated October 8, 1998 between SBA Towers Louisiana, Inc. and Caddo Tower Company, Inc. and Leroy Faith.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



October 23, 1998                                        /s/  Robert M. Grobstein
                                                        ------------------------
                                                        Robert M Grobstein
                                                        Chief Financial Officer